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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation, of our report dated March 15, 1999 relating to the financial statements of Advanced Accessory Systems, LLC, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1998 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP


Bloomfield Hills, Michigan


April 22, 1999